Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form Form S-8 (No. 333-280029) of AirJoule Technologies Corporation (the Company) of our report dated March 25, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Houston, Texas

March 25, 2025